AMENDED DECLARATION OF TRUST
                                       OF
                       INVESCO INSTITUTIONAL SERIES TRUST


         INVESCO INSTITUTIONAL SERIES TRUST, a Massachusetts Business Trust (hereinafter referred to as the "Trust"), hereby certifies that:

         FIRST: The name of the Trust is INVESCO INSTITUTIONAL SERIES
TRUST.

         SECOND:  The  Declaration of Trust is hereby amended by striking in its
entirety   Article  I,  Section  1.1  and  Article  VI,  Section  6.2.1  and  by
substituting in lieu thereof the following:

                                    ARTICLE I
                                    The Trust

         1.1 Name. The name of the trust created hereby (the "Trust," which term shall be deemed to include any Series of the Trust when the context requires) shall be "Financial Series Trust," and so far as may be practicable the Trustees shall conduct the activities of the Trust and execute all documents under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series thereof. Each Series of the Trust which shall be established and designated pursuant to Sections 6.2, 6.2.1, or 6.2.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instruments establishing such Series. Should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or such Series as they deem proper and the Trust or Series may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

                                   ARTICLE VI
                          Shares of Beneficial Interest

     6.2.1 Series.  The Trust currently shall be divided into the following four
Series:

     (a) Financial Equity Series. Substantially all of the Financial Equity Series (the "Equity Fund") will be invested in common stocks and, to a lesser extent, securities convertible into common stocks. Such securities will, generally, be issued by companies which are listed on a national securities exchange such as the New York Stock Exchange and which usually pay regular dividends. During normal market conditions, at least 65% of the Equity Fund's investments will consist of equity securities. Subject to its Fundamental Policies, the investment standards of the Equity Fund will be determined by the Trustees or any investment adviser to the Equity Fund appointed and given such authority by the Trustees pursuant to the provisions of Article IV hereof.

     (b) Financial International Growth Series. The Financial International Growth Series (the "International Fund") will have under normal circumstances at least 65% of the value of its assets invested in foreign securities. The term "foreign securities" refers to securities of issuers, wherever organized, which in the judgment of the Trustees or any investment adviser to the International Fund appointed by the Trustees, have their principal business activities outside of the United States. Subject to its Fundamental Policies, the International Fund's investment standards will be determined, and all investment of the International Fund will be at the sole discretion of the Trustees or any investment adviser to the International Fund appointed and given such authority by the Trustees pursuant to the provisions of Article IV hereof. Accordingly, the International Fund from time to time may be invested in domestic securities.

     (c) Financial Flex Fund. The Financial Flex Fund (the "Flex Fund") will invest in a combination of equity securities, similar to those which would be acquired by the Equity Fund and fixed and variable income securities, similar to those which would be acquired by the Financial Intermediate Government Bond Fund (described below). Subject to its Fundamental Policies, the Flex Fund's investment standards will be established and all investments of the Flex Fund will be made at the discretion of the Trustees of any investment adviser to the Flex Fund appointed and given such authority by the Trustees pursuant to the provisions of Article IV hereof.

     (d) Financial Intermediate Government Bond Fund. The Financial Intermediate Government Bond Fund (the "Intermediate Fund") will invest primarily in fixed and variable income corporate obligations. The Income Fund will invest only in those corporate obligations which in the opinion of the Trustees or the opinion of any investment adviser to the Income Fund appointed by the Trustees, have the investment characteristics described by Moody's in rating corporate obligations within its highest ratings of Aaa, Aa, A and Baa and by Standard & Poor's in rating corporate obligations within its highest ratings of AAA, AA, A and BBB. Investments in government obligations will include direct obligations of the U.S. government, such as U.S. Treasury bills, notes and bonds, and notes, bonds and other obligations of U.S. government authorities, agencies and instrumentalities, such as the Federal National Mortgage Association, Federal Home Loan Bank, Federal Financing Bank and Federal Farm Credit Bank. The Trust does not require that the Intermediate Fund's investments in corporate obligations actually be rated by Moody's or Standard & Poor's, and it may acquire obligations which have been rated lower than Baa by Moody's or lower than BBB by Standard & Poor's if in the opinion of the Trustees or any investment adviser to the Intermediate Fund appointed by the Trustees, such obligations are of a quality at least equal to a rating of Baa by Moody's or BBB by Standard & Poor's. Notwithstanding anything to the contrary herein, the Intermediate Fund may be otherwise invested if in the discretion of the Trustees or any investment adviser to the Intermediate Fund appointed by the Trustees, such other investments are prudent because of market conditions and other factors which the Trustees or such investment adviser deem to be significant.

     THIRD: The amendment was adopted by resolution of the Board of Trustees of the Trust, pursuant to and in accordance with Chapter 182 of the Massachusetts General Laws on the 16th day of October, 1990 (see copy attached hereto).

     FOURTH: The amendment is not required to be adopted by the shareholders of the Trust pursuant to Article XII, Section 12.3 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the 28th day of December 1990, which signature shall constitute the necessary certificate pursuant to Article XIII, Section 13.1 of the Declaration of Trust.



                                                 /s/ John M. Butler
                                                --------------------------------
                                                 John M. Butler, as Trustee

STATE OF COLORADO                           )
                                            ) ss.
CITY/COUNTY OF DENVER                       )

     The foregoing Amended Declaration of Trust was signed before me by John M. Butler, as Trustee of INVESCO INSTITUTIONAL SERIES TRUST, who, under oath, stated that the matters and facts set forth therein with respect to authorization and approval are true in all material respects to the best of his knowledge and belief.

     Dated this 28th day of December, 1990.



                                                 /s/ Johanna Masters
                                                --------------------------------
                                                 Notary Public

My Commission Expires:

My Commission Expires Dec. 19, 1991

[A segment from the minutes of the quarterly meeting of the Director/Trustees of INVESCO Institutional Series Trust, October 16, 1990]

     A reorganization of certain of the Funds is required in order to package these Funds for the 401(k) market. As part of the reorganization, Mr. Rofrano requested that the trustees of INVESCO Institutional Series Trust consider the following name changes: INVESCO Institutional Series Trust will change its name to Financial Series Trust; Institutional Equity Fund will become Financial Equity Fund; Institutional Income Fund will become Financial Intermediate Government Bond Fund; Institutional Flex Fund will become Financial Flex Fund; and Institutional International Fund will become Financial International Growth Fund. Upon motion by Mr. Budner, seconded by Mr. King, the following resolutions were unanimously approved:

     RESOLVED,  that the Directors  hereby  approve the following  name changes:
     INVESCO Institutional Series Trust to Financial Series Trust; Institutional Equity Fund to Financial Equity Fund; Institutional Income Fund to Financial Intermediate Government Bond Fund; Institutional Flex Fund to Financial Flex Fund; and Institutional International Fund to Financial International Growth Fund; and

     FURTHER RESOLVED, that the above name changes will be effective if and when the shareholders of INVESCO Institutional Series Trust approve new investment advisory and sub-advisory agreements with Financial Programs, Inc., INVESCO Capital Management, Inc. And INVESCO MIM International, Ltd.; and

     FURTHER RESOLVED, that the Directors hereby authorize the filing of an Amended Declaration of Trust in accordance with the Massachusetts General Laws to reflect such name changes, if and when the shareholders of INVESCO Institutional Series Trust approve new investment advisory and sub-advisory agreements with Financial Programs, Inc., INVESCO Capital Management, Inc. And INVESCO MIM International, Ltd.